UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CIVISTA BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CIVISTA BANCSHARES, INC.

100 East Water Street, P. O. Box 5016

Sandusky, Ohio 44870

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2020

The following “Notice of Change of Location of Annual Meeting of Shareholders” relates to the Notice of Annual Meeting of Shareholders and the Proxy Statement (the “Proxy Statement”) of Civista Bancshares, Inc. (the “Company”), each dated March 16, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 27, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2020

March 27, 2020

To the Shareholders of Civista Bancshares, Inc.:

Due to the emerging public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our shareholders and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders of Civista Bancshares, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020 at 10:00 a.m. Eastern Time. In light of public health concerns regarding the coronavirus pandemic and the resulting unavailability of the previously provided location, the Annual Meeting will now be held at the Company’s headquarters located at 100 East Water Street, Sandusky, Ohio 44870.

In addition, shareholders will now be able to participate in the Annual Meeting by telephone by joining a live audio presentation of the Annual Meeting. This telephone option will allow shareholders to listen to the Annual Meeting and ask questions during the Annual Meeting. Provided below is information regarding the live audio presentation of the Annual Meeting:

Date: Tuesday, April 21, 2020

Time: 10:00 a.m. Eastern Time

Telephone Access: (855) 238-2712; ask to be joined into the Civista Bancshares, Inc. call.

Please be advised that shareholders will not be deemed to be “present” and will not be able to vote their shares, or revoke or change a previously submitted vote, at the Annual Meeting by participating in the live audio presentation of the Annual Meeting. As a result, the Company strongly urges shareholders to submit their proxies or votes in advance of the Annual Meeting using one of the available methods described in the Proxy Statement and form of proxy card.

While attendance in person at the Annual Meeting will be permitted, the Company urges shareholders to carefully consider the personal and community health risks associated with attending the Annual Meeting in person in light of the coronavirus pandemic and related public health concerns. The Company plans to have only a very limited contingent of the Company’s officer-shareholders present at the Annual Meeting to carry out the routine legal requirements of the meeting, and a designated proxy representative will be present to cast ballots in accordance with submitted proxy votes.

As described in the proxy materials for the Annual Meeting previously distributed, the Board fixed the close of business on February 21, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of the Company’s common shares at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting or participate in the live audio presentation of the Annual Meeting, the Company strongly urges shareholders to submit their proxies or votes in advance of the meeting using one of the available methods described in the Proxy Statement and form of proxy card. The proxy card included with the proxy materials previously distributed to shareholders will not be updated to reflect the change in location and may continue to be used to vote your common shares in connection with the Annual Meeting.

By Order of the Board of Directors

Lance A. Morrison, Secretary
Civista Bancshares, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 21, 2020: The Company’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card sent to shareholders by the Company and the Company’s 2019 Annual Report to Shareholders are available at www.proxydocs.com/civb. Before making any voting decisions, you are urged to read the Company’s Proxy Statement for the Annual Meeting (including any amendments or supplements thereto) and any other relevant documents that the Company may file with or furnish to the SEC.